EXHIBIT 99.1



FOR IMMEDIATE RELEASE


                        TRI-COUNTY FINANCIAL CORPORATION
                             DECLARES CASH DIVIDEND
                        AND ANNOUNCES ANNUAL MEETING DATE

WALDORF, MARYLAND, JANUARY 23, 2007--Tri-County Financial Corporation (OTCBB:
TCFC), the holding company for Community Bank of Tri-County, announced today that its Board of Directors declared a cash dividend for the year ended December 31, 2006 of $0.40 per share. The cash dividend will be payable on April 13, 2007 to stockholders of record on March 9, 2007.

Tri-County also announced that its annual meeting of stockholders will be held on Wednesday, May 9, 2007 in the Board Room at Community Bank of Tri-County 3035 Leonardtown Road, Waldorf, Maryland at 10:00 a.m.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and eight branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall and Prince Frederick and California, Maryland.

Contact:        Michael L. Middleton
                President and Chief Executive Officer
                (240) 427-1030